EXHIBIT 5

                             David Allen Wood, P.C.
                           12770 Coit Road, Suite 1100
                               Dallas, Texas 75251

David A. Wood
TELEPHONE (972) 458-0300
FACSIMILE (972) 458-0301


                                                               February 27, 2004
Board of Directors
Atomic Paintball, Inc.
Red Oak, Texas

Re: Atomic Paintball, Inc.
Registration Statement on Form SB-2

We have acted as counsel to Atomic Paintball, Inc., a Texas corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company and the selling shareholders named in the Registration Statement. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

Based on the foregoing, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable under the corporate laws of the State of Texas.

We also consent to the reference to this firm as having passed on the validity of the Common Stock under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Sincerely,


David Allen Wood, P.C.



/s/ David A. Wood
David A. Wood, President